Exhibit A
JOINT FILING UNDERTAKING
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.
Dated: August 18, 2011.

Boston Avenue Capital LLC
By:	/s/ Stephen J. Heyman
Stephen J. Heyman, Manager

/s/ Charles M. Gillman
Charles M. Gillman

/s/ Stephen J. Heyman
Stephen J. Heyman

/s/ James F. Adelson
James F. Adelson

Spencer Capital Fund, LLC By its manager, Spencer Capital Management, LLC
By:	/s/ Kenneth H. Shubin Stein
Kenneth H. Shubin Stein, Managing Member

Spencer Capital Management, LLC
By:	/s/ Kenneth H. Shubin Stein
Kenneth H. Shubin Stein, Managing Member

/s/ Kenneth H. Shubin Stein
Kenneth H. Shubin Stein,

T2 Accredited Fund, LP
By:	/s/ Glenn Tongue
Glenn Tongue, Principal

T2 Qualified Fund, L P
By:	/s/ Glenn Tongue
Glenn Tongue, Principal

Tilson Offshore Fund, Ltd.
By:	/s/ Glenn Tongue
Glenn Tongue, Principal

Tilson Focus Fund
By:	/s/ Glenn Tongue
Glenn Tongue, Principal

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/s/ Glenn Tongue
Glenn Tongue

/s/ Whitney Tilson
Whitney Tilson

Prescott Group Capital Management, L.L.C.
By:	/s/ Phil Frohlich
Phil Frohlich, Managing Member

Prescott Group Aggressive Small Cap, L.P.
By:	Prescott Group Capital Management, L.L.C.,
its general partner

By:	/s/ Phil Frohlich
Phil Frohlich, Managing Member

Prescott Group Aggressive Small Cap II, L.P.
By:	Prescott Group Capital Management, L.L.C.,
its general partner

By:	/s/ Phil Frohlich
Phil Frohlich, Managing Member

/s/ Phil Frohlich
Phil Frohlich

/s/ Richard K. Coleman, Jr.
Richard K. Coleman

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